Exhibit 99.1
BUSINESS OBJECTS REPORTS SECOND QUARTER 2005
RESULTS
Total Revenues Up 18 Percent Year over Year
BusinessObjects XITM Revenues More Than Triple from prior Quarter
Full Year Guidance Raised
San Jose, California; Paris, France – July 28, 2005 – Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced results for the second quarter ended June 30, 2005.
For the second quarter of 2005, the company reported total revenues of $262.4 million, an increase of 18 percent year over year. US GAAP diluted earnings per share were $0.25 and non-GAAP diluted earnings per share were $0.32 in the second quarter of 2005. The US GAAP and non-GAAP diluted earnings per share exceeded the high end of the company’s guidance for the quarter of US GAAP $0.20 to $0.22 per share and non-GAAP $0.26 to $0.28 per share.
Operating income improved significantly on both a US GAAP and non–GAAP basis during the second quarter of 2005. On a US GAAP basis, income from operations was $34.9 million or 13 percent of total revenues, up 91 percent year over year. On a non-GAAP basis, income from operations was $43.9 million or 17 percent of total revenues, up 51 percent from the second quarter of 2004.
All figures referred to herein are stated in US Dollars unless otherwise indicated. Second quarter 2005 non-GAAP results as defined in the section “Use of Non-GAAP Financial Measures” below differ from results measured under US GAAP as they exclude $7.9 million of amortization of intangible assets and $1.1 million of deferred stock-based compensation expense, all primarily associated with the acquisition of Crystal Decisions. Reconciliations of US GAAP to non- GAAP results are included at the end of this press release.
“Second quarter results highlight our momentum since the launch of BusinessObjects XI,” said Bernard Liautaud, chairman and chief executive officer. “The newest release of our flagship product suite has allowed us to develop strategic relationships with more customers, increasing license deals over $1 million to 13 in the quarter. We accelerated revenue growth across all major geographies, with particularly strong success in the Americas, up 19 percent year over year. At the same time, we have been focusing on operating income which increased 91 percent in the quarter versus the second quarter of last year.”
“Going forward,” Liautaud continued, “we remain focused on our core strategy of expanding our footprint in the enterprise, leveraging our strength in the mid market and growing performance management across new markets. We believe that our planned acquisition of SRC Software, Inc. fits well with these three objectives and with our ultimate goal of driving increased standardization of Business Objects.”

Business Objects Reports Second Quarter 2005 Results

Large Deals Increase Versus the Previous Year
•	There were 13 transactions over $1 million in license revenues in the second quarter, up from 8 transactions over $1 million in the year ago quarter.

•	Notable customer wins included Australia Post, FedEx Corp., ING Nederland N.V., Ministère de l’Economie, des Finances et de l’Industrie (French Ministry of Economy, Finance and Industry) and U.S. General Services Administration (GSA), many of which were driven by BusinessObjects XI.
All Major Geographies Reported Double Digit Growth
•	Revenues in the Americas reached $123.6 million in the second quarter of 2005, up 19 percent year over year with 7 transactions over $1 million in license revenue.

•	Revenues in EMEA (Europe, Middle East, and Africa) totaled $116.5 million, up 17 percent year over year (up 11 percent at 92.2 million in Euros), with 6 transactions over $1 million in license revenues.

•	Revenues in Asia Pacific, including Japan, rose to $22.3 million, up 21 percent year over year.
Software License and Services Revenues up Year Over Year
•	Software license revenues totaled $124.9 million in the second quarter of 2005, up 7 percent year over year.

•	The company reported growth in each major product area, with 36 percent growth year over year in Enterprise Performance Management Applications.

•	Sales of core business intelligence products including query, reporting and analysis resulted in $109.3 million in license revenues, representing 88 percent of total license revenues.

•	Enterprise Performance Management Applications reached $8.9 million in license revenues, representing 7 percent of total license revenues.

•	Data Integration products reached $6.7 million in license revenues, representing 5 percent of total license revenues.

•	Services revenues totaled $137.5 million in the second quarter, up 31 percent year over year.
Earnings per Share Up Year over Year
•	On a US GAAP basis, operating income was $34.9 million in the second quarter of 2005, up 91 percent year over year, representing a US GAAP operating margin of 13 percent. In the second quarter, US GAAP net income was $23.1 million and US GAAP diluted earnings per share were $0.25 per share.

•	On a non-GAAP basis, operating income was $43.9 million in the second quarter of 2005, up 51 percent year over year, representing a non-GAAP operating margin of 17 percent. In the second quarter, non-GAAP net income was $29.7 million and non-GAAP diluted earnings per share were $0.32 per share.
Balance Sheet Remains Strong
•	Total cash and investments (cash, cash equivalents, restricted cash and short-term investments) were $383.9 million at June 30, 2005.

•	Deferred and long-term deferred revenues totaled $207.2 million at June 30, 2005.

•	Days Sales Outstanding (DSOs) increased slightly to 72 days as of June 30, 2005, which is within the Company’s target range of 60 to 75 days.

Business Objects Reports Second Quarter 2005 Results

BusinessObjects XI Momentum Accelerates
•	Customer acceptance of BusinessObjects XI continued to accelerate throughout the second quarter of 2005.

•	BusinessObjects XI license revenues totaled more than $50 million in the second quarter of 2005, more than tripling sequentially.

•	BusinessObjects XI performed well in the Americas and with new customers overall in the second quarter.
Business Objects to Acquire SRC Software, Inc.
•	On July 20, 2005 Business Objects announced that it entered into a definitive agreement to acquire privately held SRC Software, Inc., a leading vendor of financial planning and performance management software.

•	The acquisition will be an all cash transaction of approximately $100 million US and will be accounted for under the purchase method of accounting.

•	The transaction is subject to regulatory approvals and other customary closing conditions, and is expected to close in September 2005.
Business Outlook
Since the guidance issued in April 2005, the US Dollar to euro exchange rate declined significantly, moving the company’s exchange rate assumption for guidance from $1.30 to $1.22 per €1.00. This exchange rate decline resulted in a negative impact of approximately $12 million in total revenues for the second half of fiscal 2005. Despite the negative currency impact, the company is raising its guidance for the full year, indicating that the strength in the overall business substantially offsets the currency change.
Business Objects offers the following guidance for the quarter ending September 30, 2005:
•	Total revenues are expected to range from $248 million to $253 million.

•	US GAAP diluted earnings per share are expected to range from $0.19 to $0.22.

•	Non-GAAP diluted earnings per share are expected to range from $0.25 to $0.28.

•	This guidance does not include the impact of the proposed SRC Software, Inc. acquisition which is expected to close in September 2005.
The non-GAAP diluted earnings per share guidance for the quarter ending September 30, 2005 excludes amortization of intangible assets and deferred stock-based compensation expense of approximately $9 million, which is an increase of approximately $0.06 per share. Assumptions for the third quarter guidance assume a US GAAP tax rate of 37% and a US Dollar to Euro exchange rate of $1.22 per €1.00.
Business Objects offers the following updated guidance for the year ending December 31, 2005:
•	Total revenues are expected to range from $1.025 billion to $1.040 billion.

•	US GAAP diluted earnings per share are expected to range from $0.89 to $0.97.

•	Non-GAAP diluted earnings per share are expected to range from $1.16 to $1.24.

•	This guidance does not include the impact of the proposed SRC Software, Inc. acquisition which is expected to close in September 2005.

Business Objects Reports Second Quarter 2005 Results

The non-GAAP diluted earnings per share guidance for the year ending December 31, 2005 excludes amortization of intangible assets and deferred stock-based compensation expense of approximately $37.0 million, which represents an increase of approximately $0.27 per share. The outlook for the full year 2005 assumes a US Dollar to euro exchange rate of $1.22 per €1.00 and an effective US GAAP tax rate of 38 percent for the full year 2005.
The above information concerning our forecast for the third quarter and full year 2005 represents our outlook only as of the date hereof, and we undertake no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.
Conference Call
Business Objects will hold a conference call to discuss its financial results for the second quarter of 2005. The call will begin at 2:00 p.m. PT (5:00 p.m. New York, 11:00 p.m. Paris, 10:00 p.m., London). The call-in numbers are 800-399-7988 for North America and 706-634-5428 for Europe and Asia with ID #7636234. The conference call also will be webcast live, and can be accessed on the company’s website – www.businessobjects.com. A replay of the webcast will be available on the site approximately two hours after the end of the live call.
Accounting Principles
Business Objects prepares its financial statements in accordance with US GAAP. Because the company is listed on both the Eurolist by EuronextTM in France and the Nasdaq National Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with US GAAP and International Financial Reporting Standards (“IFRS”). The most significant identified differences between the two reporting standards for Business Objects relate to the treatment of stock-based compensation expense and the accounting for treasury shares related to a prior acquisition.
In accordance with French regulations and IFRS, Business Objects will report its consolidated financial statements for the first half of 2005 on or before October 31, 2005. In addition, Business Objects expects to report its consolidated financial statements for the full year 2005 in April 2006. Business Objects filed with the Autorité des Marchés Financiers in France its 2004 Document de Référence which included the opening balance sheet of the Company as of January 1, 2004 prepared in accordance with IFRS. In addition, the Company will publish net sales for its second quarter in accordance with IFRS in the Bulletin des Annonces Légales Obligatoires in France by August 15, 2005.
Use of Non-GAAP Financial Measures
The non-GAAP financial measures such as operating income, net income and earnings per share information for the second quarters of 2005 and 2004 included in this press release are different from those otherwise presented under US GAAP as these non-GAAP measures excluded certain charges. These charges include amortization of intangible assets, deferred stock-based compensation expense and restructuring charges, all of which are primarily associated with the acquisition of Crystal Decisions. Business Objects has provided these measures in addition to US GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain non-cash charges or impacts of prior period acquisitions, and therefore are helpful in understanding Business Objects’ underlying operating results. In addition, this press release also includes non-GAAP measures that use a

Business Objects Reports Second Quarter 2005 Results

constant currency to separate the impact of conversion from other foreign currencies to US dollars from other changes in our business. These non-GAAP measures are some of the primary measures Business Objects’ management uses for planning and forecasting. These measures are not in accordance with, or an alternative to US GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of US GAAP to non-GAAP results are presented at the end of this press release.
About Business Objects
Business Objects is the world’s leading business intelligence (BI) software company. With over 30,000 customers worldwide, including over 80 percent of the Fortune 500, Business Objects helps organizations gain better insight into their business, improve decision making, and optimize enterprise performance. The company’s business intelligence platform, BusinessObjects XI, offers the BI industry’s most complete and trusted platform for query, reporting and analysis, performance management, and data integration. BusinessObjects XI includes Crystal Reports(R), the industry standard for enterprise reporting. Business Objects has built the industry’s strongest and most diverse partner community, and also offers consulting and education services to help customers effectively deploy their business intelligence projects.
Business Objects has headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
Forward-Looking Statements
This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected financial performance for the third quarter and full year 2005, the company’s core strategy and the company’s expectations regarding its planned acquisition of SRC Software, Inc. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in the company’s quarterly operating results; the company’s ability to sustain or increase its profitability; the company’s ability to attract and retain customers for BusinessObjects XI; the company’s ability to issue new releases of BusinessObjects XI on other platforms; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; risks related to the company’s purchase and integration of SRC Software, Inc.; the introduction of new products by competitors or the entry of new competitors into the markets for Business Objects’ products; the impact of the pricing of competing technologies; the company’s ability to preserve its key strategic relationships; the company’s reliance upon selling products only in the Business Intelligence software market; and economic and political conditions in the US and abroad. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Form 10-K for the year ended December 31, 2004 and Business Objects’ Amendment No. 3 to its Registration Statement on Form S-3 filed with the Securities and Exchange Commission, or the “SEC”, on July 20, 2005 (File No. 333-119662), each of which are on file with the SEC and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

Business Objects Reports Second Quarter 2005 Results

Business Objects and the Business Objects logo, BusinessObjects, WebIntelligence, Crystal Reports, Crystal Enterprise, Crystal Analysis, RapidMarts, and BusinessQuery are trademarks or registered trademarks of Business Objects S.A. or its affiliated companies in the United States and/or other countries. All other names mentioned herein may be trademarks of their respective owners.
CONTACTS:
Krista Bessinger
Business Objects
Director, Investor Relations
+1 408 953 6349
krista.bessinger@businessobjects.com
Anne Guimard
Business Objects
European Investor Relations
+33 1 41 25 39 19
anne.guimard@businessobjects.com
Catherine Peterson
Business Objects
Vice President, Investor Relations
+1 408 953 6064
catherine.peterson@businessobjects.com

Business Objects Reports Second Quarter 2005 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per ordinary share and ADS data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Revenues:
Net license fees	$124,858	$117,182	$240,009	$231,675
Services	137,551	105,056	271,175	207,798

Total revenues	262,409	222,238	511,184	439,473
Cost of revenues:
Net license fees	7,249	5,971	14,417	13,653
Services	52,781	41,444	104,162	83,074

Total cost of revenues	60,030	47,415	118,579	96,727

Gross margin	202,379	174,823	392,605	342,746
Operating expenses:
Sales and marketing	104,787	99,271	208,509	196,452
Research and development	40,427	36,541	80,701	76,244
General and administrative	22,218	19,234	47,031	40,946
Restructuring costs	—	1,492	—	1,492

Total operating expenses	167,432	156,538	336,241	315,134

Income from operations	34,947	18,285	56,364	27,612
Interest and other income (expense), net	3,178	261	7,578	(3,807)

Income before provision for income taxes	38,125	18,546	63,942	23,805
Provision for income taxes	(14,986)	(7,058)	(25,797)	(9,057)

Net income	$23,139	$11,488	$38,145	$14,748

Basic net income per ordinary share and ADS	$0.26	$0.13	$0.43	$0.17

Diluted net income per ordinary share and ADS	$0.25	$0.13	$0.42	$0.16

Ordinary shares and ADSs used in computing basic net income per ordinary share and ADS	90,030	89,095	89,727	88,864

Ordinary shares and ADSs and equivalents used in computing diluted net income per ordinary share and ADS	92,089	91,061	91,650	91,730

Business Objects Reports Second Quarter 2005 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except nominal value per ordinary share)

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$365,994	$293,485
Restricted cash	14,052	14,043
Short-term investments	3,846	3,831
Accounts receivable, net	208,637	248,957
Deferred tax assets	3,992	8,328
Prepaid and other current assets	52,902	46,575

Total current assets	649,423	615,219
Goodwill	1,065,335	1,067,694
Other intangible assets, net	100,522	124,599
Property and equipment, net	59,811	64,053
Deposits and other assets	41,473	49,296
Long-term deferred tax assets	2,476	2,067

Total assets	$1,919,040	$1,922,928

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,944	$40,939
Accrued payroll and related expenses	66,174	84,918
Income taxes payable	67,896	85,000
Deferred revenues	201,238	194,366
Other current liabilities	55,973	83,544
Escrows payable	6,700	6,654

Total current liabilities	440,925	495,421

Other long-term liabilities	7,021	6,448
Long-term deferred revenues	5,994	6,316
Long-term deferred tax liabilities	5,628	7,599

Total liabilities	459,568	515,784

Shareholders’ equity
Ordinary shares, Euro 0.10 nominal value	10,442	10,312
Additional paid-in capital	1,182,728	1,167,336
Treasury and Business Objects Option LLC shares	(53,335)	(53,335)
Retained earnings	287,865	249,720
Unearned compensation	(5,221)	(8,079)
Accumulated other comprehensive income	36,993	41,190

Total shareholders’ equity	1,459,472	1,407,144

Total liabilities and shareholders’ equity	$1,919,040	$1,922,928

Business Objects Reports Second Quarter 2005 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30,
	2005	2004
	(unaudited)
Operating activities:
Net income	$38,145	$14,748
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	16,516	16,113
Amortization of other intangible assets	16,040	15,435
Stock-based compensation expense	2,360	3,787
Deferred income taxes	3,850	(14,795)
Tax benefit from employee stock plans	—	2,517
Changes in operating assets and liabilities:
Accounts receivable, net	29,019	(14,849)
Prepaid and other current assets	(8,865)	(9,226)
Deposits and other assets	7,563	(13,717)
Accounts payable	4,523	(8,808)
Accrued payroll and related expenses	(14,389)	(21,503)
Income taxes payable	(14,067)	6,501
Deferred revenues	15,517	41,576
Other liabilities	(24,943)	(4,991)
Short-term investments classified as trading	(15)	(290)

Net cash provided by operating activities	71,254	12,498

Investing activities:
Purchases of property and equipment	(13,891)	(16,272)

Net cash used in investing activities	(13,891)	(16,272)

Financing activities:
Issuance of shares	16,020	20,746
Purchase of treasury shares	—	(20,961)
Transfer of cash from (to) restricted cash accounts	37	(30,037)
Payments on escrows payable	—	(3,092)

Net cash provided by (used in) financing activities	16,057	(33,344)

Effect of foreign exchange rate changes on cash and cash equivalents	(911)	4,355

Net increase (decrease) in cash and cash equivalents	72,509	(32,763)
Cash and cash equivalents, beginning of the period	293,485	235,380

Cash and cash equivalents, end of the period	$365,994	$202,617

Business Objects Reports Second Quarter 2005 Results

BUSINESS OBJECTS S.A.
STATEMENT OF INCOME — Reconciliation of US GAAP to Non-GAAP Results
Three Months Ended June 30, 2005
(in millions, except per ordinary share and ADS data)
(Unaudited)

			Add back:
		Add back:	Amortization
		Amortization	of stock-
		of intangible	based	Non-GAAP
	US GAAP	assets	compensation	Results
Revenues:
Net license fees	$124.9			$124.9
Services	137.5			137.5

Total revenues	262.4	—	—	262.4
Cost of revenues:
Net license fees	7.2	(5.3)		1.9
Services	52.8	(2.3)	(0.2)	50.3

Total cost of revenues	60.0	(7.6)	(0.2)	52.2

Gross margin	202.4	7.6	0.2	210.2

Gross margin %	77%			80%

Operating expenses:
Sales and marketing	104.8		(0.5)	104.3
Research and development	40.4		(0.3)	40.1
General and administrative	22.3	(0.3)	(0.1)	21.9

Total operating expenses	167.5	(0.3)	(0.9)	166.3

Income from operations	34.9	7.9	1.1	43.9
Interest and other income (expense), net	3.2			3.2

Income before provision for income taxes	38.1	7.9	1.1	47.1
Provision for income taxes	(15.0)			(17.4)

Net income	$23.1			$29.7

Basic net income per ordinary share and ADS	$0.26			$0.33

Diluted net income per ordinary share and ADS	$0.25			$0.32

Business Objects Reports Second Quarter 2005 Results

BUSINESS OBJECTS S.A.
STATEMENT OF INCOME — Reconciliation of US GAAP to Non-GAAP Results
Six Months Ended June 30, 2005
(in millions, except per ordinary share and ADS data)
(Unaudited)

		Add back:
		Amortization	Add back:
		of intangible	Amortization
		assets and	of stock-
		restructuring	based	Non-GAAP
	US GAAP	costs	compensation	Results
Revenues:
Net license fees	$240.0			$240.0
Services	271.2			271.2

Total revenues	511.2	—	—	511.2
Cost of revenues:
Net license fees	14.4	(10.7)	—	3.7
Services	104.2	(4.6)	(0.4)	99.2

Total cost of revenues	118.6	(15.3)	(0.4)	102.9

Gross margin	392.6	15.3	0.4	408.3

Gross margin %	77%			80%

Operating expenses:
Sales and marketing	208.5		(1.0)	207.5
Research and development	80.7		(0.7)	80.0
General and administrative	47.1	(0.7)	(0.3)	46.1
Restructuring costs	(0.1)	0.1	—	—

Total operating expenses	336.2	(0.6)	(2.0)	333.6

Income from operations	56.4	15.9	2.4	74.7
Interest and other income (expense), net	7.5			7.5

Income before provision for income taxes	63.9	15.9	2.4	82.2
Provision for income taxes	(25.8)			(30.3)

Net income	$38.1			$51.9

Basic net income per ordinary share and ADS	$0.43			$0.58

Diluted net income per ordinary share and ADS	$0.42			$0.57

Business Objects Reports Second Quarter 2005 Results

BUSINESS OBJECTS S.A.
Q2 FISCAL 2005 SUPPLEMENTAL INFORMATION
(in millions, except per ordinary share and ADS data)
(Unaudited)

	Fiscal 2004					Fiscal 2005
	Q1	Q2	Q3	Q4	Total	Q1	Q2
SUPPLEMENTAL INCOME STATEMENT INFORMATION

Revenues
Net license fees	$114.5	$117.2	$105.7	$136.0	$473.4	$115.2	$124.9
Maintenance	73.8	75.6	84.4	97.0	330.8	100.1	100.7
Consulting and training	28.9	29.4	29.4	33.7	121.4	33.5	36.8

Total revenues	217.2	222.2	219.5	266.7	925.6	248.8	262.4

Total expenses
Cost of net license fees	2.5	1.0	2.1	2.4	8.0	1.7	1.9
Cost of services revenues	39.0	38.8	39.9	44.1	161.8	48.9	50.3
Sales and marketing	96.5	98.6	95.9	113.2	404.2	103.2	104.3
Research and development	39.1	36.1	34.9	38.7	148.8	40.0	40.1
General and administrative	20.9	18.6	20.9	21.1	81.5	24.4	21.9
Amortization of intangible assets	7.8	7.6	7.6	7.7	30.7	8.1	7.9
Stock-based compensation (1)	2.1	1.7	1.5	1.4	6.7	1.2	1.1
Restructuring costs	—	1.5	—	0.7	2.2	(0.1)	—

Total expenses	207.9	203.9	202.8	229.3	843.9	227.4	227.5

Income from operations	9.3	18.3	16.7	37.4	81.7	21.4	34.9

Interest and other income (expense), net	(4.0)	0.3	1.1	(1.6)	(4.2)	4.4	3.2
Income before provision for income taxes	5.3	18.6	17.8	35.8	77.5	25.8	38.1
Provision for income taxes	(2.0)	(7.1)	(6.8)	(14.5)	(30.4)	(10.8)	(15.0)
Effective tax rate	38%	38%	38%	41%	39%	42%	39%

Net income	3.3	11.5	11.0	21.3	47.1	15.0	23.1

Net income per ordinary share and ADS
Basic	0.04	0.13	0.12	0.24	0.53	0.17	0.26
Diluted	0.04	0.13	0.12	0.24	0.52	0.16	0.25
Ordinary shares and ADSs used in computing net income per share (000’s)
Basic	88,632	89,095	88,495	88,769	88,748	89,424	90,030
Diluted	92,305	91,061	89,792	90,390	91,077	91,184	92,089

Amortization of intangible assets
Cost of net license fees	5.2	5.0	5.0	5.1	20.3	5.5	5.3
Cost of services revenues	2.3	2.3	2.3	2.3	9.2	2.3	2.3
General and administrative	0.3	0.3	0.3	0.3	1.2	0.3	0.3

Total	7.8	7.6	7.6	7.7	30.7	8.1	7.9

Stock-based compensation (1)
Cost of services revenues	0.3	0.3	0.3	0.2	1.1	0.2	0.2
Sales and marketing	0.7	0.7	0.6	0.6	2.6	0.5	0.5
Research and development	0.6	0.4	0.4	0.4	1.8	0.3	0.3
General and administrative	0.5	0.3	0.2	0.2	1.2	0.2	0.1

Total	2.1	1.7	1.5	1.4	6.7	1.2	1.1

Non-GAAP income from operations (2)	19.2	29.1	25.8	47.2	121.3	30.6	43.9

% of total revenues	9%	13%	12%	18%	13%	12%	17%

Interest and other income (expense), net	(4.0)	0.3	1.1	(1.6)	(4.2)	4.4	3.2
Income before provision for income taxes	15.2	29.4	26.9	45.6	117.1	35.0	47.1

Provision for income taxes	(5.8)	(11.2)	(10.2)	(18.3)	(45.5)	(12.9)	(17.4)
Effective tax rate	38%	38%	38%	40%	39%	37%	37%

Non-GAAP net income	9.4	18.2	16.7	27.3	71.6	22.1	29.7

% of total revenues	4%	8%	8%	10%	8%	9%	11%

Non-GAAP net income per ordinary share and ADS
Basic	0.11	0.20	0.19	0.31	0.81	0.25	0.33
Diluted	0.10	0.20	0.19	0.30	0.79	0.24	0.32

(1)	Represents stock-based compensation expense charged to expense as a result of assumption of unvested options in Crystal Decisions acquisition.

(2)	Non-GAAP measures are reconciled from US GAAP figures. Non-GAAP measures exclude amortization of intangible assets, non-cash stock-based compensation expense, and restructuring costs.

Business Objects Reports Second Quarter 2005 Results

BUSINESS OBJECTS S.A.
Q2 FISCAL 2005 SUPPLEMENTAL INFORMATION
(in millions, except for number of transactions, DSO and headcount information)
(Unaudited)

	Fiscal 2004					Fiscal 2005
	Q1	Q2	Q3	Q4	Total	Q1	Q2
REVENUE ANALYSIS

Total revenues by geography

Americas	$104.1	$104.3	$113.8	$131.0	$453.3	$118.1	$123.6
EMEA	96.4	99.6	87.6	114.2	397.7	111.2	116.5
Asia Pacific, including Japan	16.7	18.3	18.1	21.5	74.6	19.5	22.3

Total	$217.2	$222.2	$219.5	$266.7	$925.6	$248.8	$262.4

Analysis of currency impact (year-over-year) (3)

Reported revenue growth rate	13%	7%	4%	13%	9%	15%	18%
Constant currency growth rate	5%	3%	-1%	7%	4%	11%	15%

Impact of foreign currency on growth rate	9%	4%	4%	6%	6%	3%	3%

	Fiscal 2004					Fiscal 2005
	Q1	Q2	Q3	Q4	Total	Q1	Q2
LICENSE REVENUE ANALYSIS

License revenues by channel

Direct	53%	55%	49%	50%	52%	47%	51%
Indirect	47%	45%	51%	50%	48%	53%	49%

Total	100%	100%	100%	100%	100%	100%	100%

Number of transactions by size

Over $1 million	7	8	4	14	33	9	13
Over $200 thousand	104	91	78	103	376	101	96

	Fiscal 2004				Fiscal 2005
	Q1	Q2	Q3	Q4	Q1	Q2
SELECTED BALANCE SHEET ITEMS

Cash and cash equivalents, restricted cash, and short-term investments	$269	$256	$263	$311	$392	$384
DSO (Days sales outstanding)	75	81	75	84	66	72

HEADCOUNT

Total headcount	3,756	3,707	3,815	3,834	3,944	4,039

(3)	For 2004, reported revenue growth rates are calculated on a Non-GAAP basis including the impact of inclusion of Crystal Decisions’ operations for fiscal 2003. Certain information on constant currency to separate out the impact of conversion from other foreign currencies to US dollars from other changes in our business is also presented. The impact of foreign currency on growth rate is calculated from absolute amounts and thus this presentation in full percentages does not always add.